ADOPTION AGREEMENT

1.01 PREAMBLE

By the execution of this Adoption Agreement the Plan Sponsor hereby [complete (a) or (b)]

(a) ☐ adopts a new plan as of ____________ [month, day, year]

(b) X amends and restates its existing plan as of January 1, 2005 which is the Amendment Restatement Date, but to the extent that a provision of this Adoption Agreement has a Special Effective Date, as indicated in Appendix B of this Adoption Agreement, the provisions of the Plan concerning the issue addressed in that section of the Adoption Agreement with a Special Effective Date, as in effect on October 3, 2004, shall apply until the Special Effective Date when the provision in this Adoption Agreement becomes effective.

Original Effective Date: January 1, 1977

Pre-409A Grandfathering: XYes ☐ No

1.02 PLAN

Plan Name: FMC Corporation Nonqualified Savings & Investment Plan

Plan Year: Calendar Year

1.03 PLAN SPONSOR

Name:	FMC Corporation
Address:	1735 Market Street, Philadelphia PA 19103
Phone # :	(215) 299-6600
EIN:	94-0479804
Fiscal Yr:	Calendar Year

Is stock of the Plan Sponsor, any Employer or any Related Employer publicly traded on an established securities market?

X Yes ☐ No

1.04 EMPLOYER

The following entities have been authorized by the Plan Sponsor to participate in and have adopted the Plan (insert "Not Applicable" if none have been authorized):

Entity	Publicly Traded on Est. Securities Market: Yes	No
FMC Corporation	X	☐
	☐	☐
	☐	☐
	☐	☐
	☐	☐

1.05 ADMINISTRATOR

The Plan Sponsor has designated the following party or parties to be responsible for the administration of the Plan:

Name:	FMC Corporation Employee Welfare Benefits Plan Committee that may be constituted from time to time or its delegate (the "Committee")
Address:	1735 Market Street, Philadelphia PA 19103

Note: The Administrator is the person or persons designated by the Plan Sponsor to be responsible for the administration of the Plan. Neither Fidelity Employer Services Company nor any other Fidelity affiliate can be the Administrator.

1.06 KEY EMPLOYEE DETERMINATION DATES

The Employer has designated December 31 as the Identification Date for purposes of determining Key Employees.

In the absence of a designation, the Identification Date is December 31.

The Employer has designated April 1 as the effective date for purposes of applying the six month delay in distributions to Key Employees.

In the absence of a designation, the effective date is the first day of the fourth month following the Identification Date.

2.01 PARTICIPATION

(a) ☐ Employees [complete (i), (ii) or (iii)]

(i) ☐ Eligible Employees are selected by the Employer.

(ii) x Eligible Employees are those employees of the Employer who satisfy the following criteria:

Employee earned a total of at least $140,000 (based on Compensation including Bonus) in the prior Plan Year and is reasonably expected to earn at least $140,000 in the Plan Year, or

Employee earned a total of at least $140,000 (based on Compensation including Bonus) in the year prior to the prior Plan Year (but not in the prior Plan Year), and is reasonably expected to earn at least $140,000 in the Plan Year

(iii) ☐ Employees are not eligible to participate.

(b) ☐ Directors [complete (i), (ii) or (iii)]

(i) ☐ All Directors are eligible to participate.

(ii) ☐ Only Directors selected by the Employer are eligible to participate.

(iii) X Directors are not eligible to participate.

3.01 COMPENSATION

For purposes of determining Participant contributions under Article 4 and Employer contributions under Article 5, Compensation shall be defined in the following manner [complete (a) or (b) and select (c) and/or (d), if applicable]:

(a) X Compensation is defined as:

Base pay plus the bonuses listed in Section 3.02 of the Adoption Agreement.

(b) ☐ Compensation as defined in _____ [insert name of qualified plan] without regard to the limitation in Section 401(a)(17) of the Code for such Plan Year.

(c) ☐ Director Compensation is defined as:

(d) ☐ Compensation shall, for all Plan purposes, be limited to $_____.

(e) ☐ Not Applicable.

3.02 BONUSES

Compensation, as defined in Section 3.01 of the Adoption Agreement, includes the following type of bonuses:

Type	Will be treated as Performance Based Compensation Yes	No
Management Incentive Award that is paid in cash and based on a performance period that is one calendar year ("Management Incentive Award")	X	☐
	☐	☐
	☐	☐
	☐	☐
	☐	☐

☐ Not Applicable.

4.01 PARTICIPANT CONTRIBUTIONS

If Participant contributions are permitted, complete (a), (b), and (c). Otherwise complete (d).

(a) Amount of Deferrals

A Participant may elect within the period specified in Section 4.01(b) of the Adoption Agreement to defer the following amounts of remuneration. For each type of remuneration listed, complete "dollar amount" and / or "percentage amount".

(i) Compensation Other than Bonuses [do not complete if you complete (iii)]

Type of Remuneration	Dollar Amount		% Amount		Increment
	Min	Max	Min	Max	
(a) Compensation other than Bonuses			0%	50%	1%
(b)					
(c)					

Note: The increment is required to determine the permissible deferral amounts. For example, a minimum of 0% and maximum of 20% with a 5% increment would allow an individual to defer 0%, 5%, 10%, 15% or 20%.

(ii) Bonuses [do not complete if you complete (iii)]

Type of Bonus	Dollar Amount		% Amount		Increment
	Min	Max	Min	Max	
(a) Management Incentive Award			0%	100%	1%
(b)					
(c)					

(iii) Compensation [do not complete if you completed (i) and (ii)]

Dollar Amount		% Amount		Increment
Min	Max	Min	Max	

(iv) Director Compensation

Type of Compensation	Dollar Amount		% Amount		Increment
	Min	Max	Min	Max	
Annual Retainer					
Meeting Fees					
Other:					
Other:					

Notwithstanding any other provision in the Plan or in a Participant's deferral agreement to the contrary, no elective deferrals may be made in respect of the 2007 calendar year prior to April 1, 2007, provided that

total elective deferrals made by a Participant in the 2007 calendar year shall equal the total elective deferrals elected by a Participant in a deferral agreement for the 2007 calendar year.

(b) Election Period

(i) Performance Based Compensation

A special election period

X Does ☐ Does Not

apply to each eligible type of performance based compensation referenced in Section 3.02 of the Adoption Agreement.

The special election period, if applicable, will be determined by the Employer.

(ii) Newly Eligible Participants

An employee who is classified or designated as an Eligible Employee during a Plan Year

X May ☐ May Not

elect to defer Compensation earned during the remainder of the Plan Year by completing a deferral agreement within the 30 day period beginning on the date he is eligible to participate in the Plan.

(c) Revocation of Deferral Agreement

A Participant's deferral agreement

X Will
☐ Will Not

be cancelled for the remainder of any Plan Year during which he receives a hardship distribution of elective deferrals from a qualified cash or deferred arrangement maintained by the Employer. If cancellation occurs, the Participant may resume participation in accordance with Article 4 of the Plan.

(d) No Participant Contributions

☐ Participant contributions are not permitted under the Plan.

5.01 EMPLOYER CONTRIBUTIONS

If Employer contributions are permitted, complete (a) and/or (b). Otherwise complete (c).

(a) Matching Contributions

(i) Amount

For each Plan Year, the Employer shall make a Matching Contribution on behalf of each Participant who defers Compensation for the Plan Year and satisfies the requirements of Section 5.01(a)(ii) of the Adoption Agreement equal to [complete the ones that are applicable]:

(A) ☐ _____ [insert percentage] of the Compensation the Participant has elected to defer for the Plan Year

(B) ☐ An amount determined by the Employer in its sole discretion

(C) ☐ Matching Contributions for each Participant shall be limited to $_____ and/or _____% of Compensation.

(D) X Other: With respect to only those elective deferrals made after the Participant has earned Compensation in excess of the "compensation limit" that is described in Section 401(a)(17) of the Code for the Plan Year, 80% of the Participant's elective deferrals made under the Plan, not to exceed 5% of the Participant's Compensation, on a payroll by payroll basis.

(E) ☐ Not Applicable [Proceed to Section 5.01(b)]

Notwithstanding any other provision in the Plan to the contrary, a Participant's total Matching Contribution in respect of 2007 shall be the same as the Matching Contribution that would have been made to the Account of the Participant if the Participant's elective deferrals commenced on January 1, 2007 rather than April 1, 2007.

(ii) Eligibility for Matching Contribution

A Participant who defers Compensation for the Plan Year shall receive an allocation of Matching Contributions determined in accordance with Section 5.01(a)(i) provided he satisfies the following requirements [complete the ones that are applicable]:

(A) X Describe requirements:
The Participant receives Compensation in excess of the "compensation limit" imposed by Section 401(a)(17) of the Code for the Plan Year and has elected to make elective deferrals to the Plan.

(B) ☐ Is selected by the Employer in its sole discretion to receive an allocation of Matching Contributions

(C) ☐ No requirements

(iii) Time of Allocation

Matching Contributions, if made, shall be treated as allocated [select one]:

(A) ☐ As of the last day of the Plan Year

(B) ☐ At such times as the Employer shall determine in it sole discretion

(C) X At the time the Compensation on account of which the Matching Contribution is being made would otherwise have been paid to the Participant, or at a later time as the Employer shall elect in its sole discretion.

(D) ☐ Other:

____

____

(b) Other Contributions

(i) Amount

The Employer shall make a contribution on behalf of each Participant who satisfies the requirements of Section 5.01(b)(ii) equal to [complete the ones that are applicable]:

(A) ☐ An amount equal to _____ [insert number] % of the Participant's Compensation

(B) ☐ An amount determined by the Employer in its sole discretion

(C) ☐ Contributions for each Participant shall be limited to $__________

(D) X Other:
With respect to only those elective deferrals made before the Participant has earned Compensation in excess of the "compensation limit" that is described in Section 401(a)(17) of the Code for the Plan Year, 4% of the Participant's elective deferrals made under the Plan, on a payroll by payroll basis.

(E) ☐ Not Applicable [Proceed to Section 6.01]

Notwithstanding any other provision in the Plan to the contrary, a Participant's total Other Contribution in respect of 2007 shall be the same as the Other Contribution that would have been made to the Account of the Participant if the Participant's elective deferrals commenced on January 1, 2007 rather than April 1, 2007

(ii) Eligibility for Other Contributions

A Participant shall receive an allocation of other Employer contributions determined in accordance with Section 5.01(b)(i) for the Plan Year if he satisfies the following requirements [complete the one that is applicable]:

(A) X Describe requirements:
The Participant has elected to make elective deferrals to the Plan.

(B) ☐ Is selected by the Employer in its sole discretion to receive an allocation of other Employer contributions

(C) ☐ No requirements

(iii) Time of Allocation

Employer contributions, if made, shall be treated as allocated [select one]:

(A) ☐ As of the last day of the Plan Year

(B) ☐ At such time or times as the Employer shall determine in its sole discretion

(C) X Other:
At the time the Compensation on account of which the Other Contribution is being made would otherwise have been paid to the Participant, or at a later time as the Employer shall elect in its sole discretion.

(c) No Employer Contributions

☐ Employer contributions are not permitted under the Plan.

6.01 DISTRIBUTIONS

The timing and form of payment of distributions made from the Participant's vested Account shall be made in accordance with the elections made in this Section 6.01 of the Adoption Agreement except when Section 9.6 of the Plan requires a six month delay for certain distributions to Key Employees of publicly traded companies.

(a) Timing of Distributions

(i) All distributions shall commence in accordance with the following [choose one]:

(A) ☐ As soon as administratively feasible following the distribution event
(B) X On the first day of the month following the distribution event.
(C) ☐ Annually on specified month and day _____ [insert month and day]
(D) ☐ Calendar quarter on specified month and day [_____month of quarter (insert 1,2 or 3); ____ day (insert day)]

(ii) The timing of distributions as determined in Section 6.01(a)(i) shall be modified by the adoption of:

(A) X Event Delay – Distribution events other than those based on Specified Date or Specified Age or Separation from Service plus 6 months will be treated as not having occurred for 90 days.

(B) ☐ Hold Until Next Year – Distribution events other than those based on Specified Date or Specified Age will be treated as not having occurred for twelve months from the date of the event if payment pursuant to Section 6.01(a)(i) will thereby occur in the next calendar year or on the first payment date in the next calendar year in all other cases.

(C) ☐ Immediate Processing – The timing method selected by the Plan Sponsor under Section 6.01(a)(i) shall be overridden for the following distribution events [insert events]:

____

____

(D) ☐ Not applicable.

(b) Distribution Events

If multiple events are selected, the earliest to occur will trigger payment for elections made after December 31, 2006 and the latest to occur will trigger payment for elections made on or before December 31, 2006. For installments, insert the range of available periods (e.g., 5-15) or insert the periods available (e.g., 5,7,9).

			Lump Sum	Installments
(i)	X	Specified Date	X	2 years to 20 years
(ii)	☐	Specified Age	____	____ years
(iii)	☐	Separation from Service	____	____ years
(iv)	X	Separation from Service plus 6 months	X	2 years to 20 years
(v)	☐	Separation from Service plus ____ months [not to exceed ____ months]	____	____ years
(vi)	☐	Retirement	____	____ years
(vii)	☐	Retirement plus 6 months	____	____ years
(viii)	☐	Retirement plus ____ months [not to exceed ____ months]	____	____ years
(ix)	☐	Later of Separation from Service or Specified Age	____	____ years
(x)	☐	Later of Separation from Service or Specified Date	____	____ years
(xi)	☐	Disability	____	____ years
(xii)	☐	Death	____	____ years
(xiii)	☐	Change in Control	____	____ years

The minimum deferral period for Specified Date or Specified Age event shall be ____ years.

Installments may be paid [select each that applies]

X Monthly
X Quarterly
X Annually

(c) Specified Date and Specified Age elections may not extend beyond age Not Applicable [insert age or "Not Applicable" if no maximum age applies].

(d) Payment Election Override

Payment of the remaining vested balance of the Participant's Account will automatically occur at the time specified in Section 6.01(a) of the Adoption Agreement in the form indicated upon the earliest to occur of the following events [check each event that applies and for each event include only a single form of payment]:

	EVENTS	FORM OF PAYMENT	
☐	Separation from Service	_____ Lump sum	_____ Installments
☐	Separation from Service before Retirement	_____ Lump sum	_____ Installments
☐	Death	_____ Lump sum	_____ Installments
☐	Disability	_____ Lump sum	_____ Installments
X	Not Applicable		

(e) Involuntary Cashouts

X If the Participant's vested Account at the time of his Separation from Service does not exceed $10,000 distribution of the vested Account shall automatically be made in the form of a single lump sum in accordance with Section 9.5 of the Plan.

☐ There are no involuntary cashouts.

(f) Retirement

☐ Retirement shall be defined as a Separation from Service that occurs on or after the Participant [insert description of requirements]:

____

____

☐ No special definition of Retirement applies.

(g) Distribution Election Change

A Participant

X Shall
☐ Shall Not

be permitted to modify a scheduled distribution date and/or payment option in accordance with Section 9.2 of the Plan. Notwithstanding the foregoing or any contrary provision of the Plan, a Participant shall be permitted to modify a scheduled distribution date and/or payment option and make a new election as to the scheduled distributed date and/or payment option in accordance with the Plan and such new election is not required to be made in accordance with Section 9.2 of the Plan if (i) such election is made no later than December 31, 2008, (ii) such election does not cause an amount to be paid under the Plan in 2008 and (iii) such election does not defer an amount under the Plan that would otherwise be paid in 2008.

A Participant shall generally be permitted to elect such modification an unlimited number of times.

Administratively, allowable distribution events will be modified to reflect all options necessary to fulfill the distribution change election provision.

(h) Frequency of Elections

The Plan Sponsor

X Has
☐ Has Not

Elected to permit annual elections of a time and form of payment for amounts deferred amounts under the Plan.

7.01 VESTING

Matching Contributions and Other Employer Contributions

The Participant's vested interest in the amount credited to his Account attributable to Matching Contributions or other Employer contributions shall be determined in the same manner as would apply had such contributions been made under the FMC Savings and Investment Plan (the "Savings Plan") as matching contributions.

8.01 UNFORESEEABLE EMERGENCY

(a) A withdrawal due to an Unforeseeable Emergency as defined in Section 2.24:

X Will
☐ Will Not [if Unforeseeable Emergency withdrawals are not permitted, proceed to Section 9.01]

be allowed.

(b) Upon a withdrawal due to an Unforeseeable Emergency, a Participant's deferral election for the remainder of the Plan Year:

X Will
☐ Will Not

be cancelled. If cancellation occurs, the Participant may resume participation in accordance with Article 4 of the Plan.

9.01 INVESTMENT DECISIONS

Investment decisions regarding the hypothetical amounts credited to a Participant's Account shall be made by [select one]:

(a) X The Participant or his Beneficiary

(b) ☐ The Employer

10.01 GRANTOR TRUST

The Employer [select one]:

X Does
☐ Does Not

Intend to establish a grantor trust in connection with the Plan.

11.01 TERMINATION UPON CHANGE IN CONTROL

The Plan Sponsor

X Reserves
☐ Does Not Reserve

the right to terminate the Plan and distribute all vested amounts credited to Participant Accounts upon a Change in Control as described in Section 9.7.

11.02 AUTOMATIC DISTRIBUTION UPON CHANGE IN CONTROL

Distribution of the remaining vested balance of each Participant's Account

X Shall
☐ Shall Not

automatically be paid as a lump sum payment upon the occurrence of a Change in Control as provided in Section 9.7.

11.03 CHANGE IN CONTROL

A Change in Control for Plan purposes includes the following [select each definition that applies]:

(a) X A change in the ownership of the Employer as described in Section 9.7(c) of the Plan.

(b) X A change in the effective control of the Employer as described in Section 9.7(d) of the Plan.

(c) X A change in the ownership of a substantial portion of the assets of the Employer as described in Section 9.7(e) of the Plan.

(d) ☐ Not Applicable.

12.01 <u>GOVERNING STATE LAW</u>

The laws of Delaware shall apply in the administration of the Plan to the extent not preempted by ERISA.

EXECUTION PAGE

The Plan Sponsor has caused this Adoption Agreement to be executed this 17th day of December, 20 08.

PLAN SPONSOR: Kenneth R Garrett

By: Kenneth R. Garrett

Title: Vice-President of Human Resources & Corporate Communications

APPENDIX A

GRANDFATHERED PROVISIONS

See FMC Corporation Nonqualified Savings and Investment Plan (As Amended and Restated as of September 28, 2001), attached.

APPENDIX B

SPECIAL EFFECTIVE DATES

Sections 4.01(a), (b)(I), 5.01, 6.01(b), 9.01, 11.01 and Appendix B shall have a Special Effective Date of January 1, 2007.

Section 401(b)(i) shall have a Special Effective Date of January 1, 2006.

Section 2.01 a (ii) shall have a Special Effective Date of January 1, 2008.